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                                   Exhibit 21

                           Subsidiaries of UNB Corp.


    Registrant                                                                         Percent of Ownership
    ----------
I.  UNB Corp.

    A.  United National Bank & Trust Company                                                   100%
        (National Banking Association)

        1.  620 Market Community Redevelopment Corporation                                     100%


    B.  United Credit Life Insurance Company                                                   100%